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FOR IMMEDIATE RELEASE


                       CITYSCAPE FILES CHAPTER 11 PETITION
                           AND PLAN OF REORGANIZATION

      Elmsford, NY, October 7, 1998 - Cityscape Financial Corp. (OTC Bulletin
Board: CYYS) announced today that, having received strong support for its plan of reorganization by its senior noteholders and convertible subordinated debenture holders as well as the holders of its Series A Preferred Stock, it has filed, along with Cityscape Corp., the Company's wholly-owned subsidiary ("CSC"), a joint prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The proceedings are captioned In re Cityscape Financial Corp., and In re Cityscape Corp.

      Cityscape had solicited the holders of its senior notes, convertible subordinated debentures and Series A and Series B Preferred Stock. The Company noted that the reorganization plan received the requisite approval from all classes except for holders of the Company's Series B Preferred Stock. The Company anticipates requesting Court confirmation of the reorganization plan despite the rejection of the reorganization plan by the holders of the Series B Preferred Stock.

      The Company and CSC will be debtors-in-possession and will continue to operate their business, subject to the supervision and orders of the Bankruptcy Court. Separately, the Company announced that it has received commitments from Greenwich Capital Financial Products, Inc., The CIT Group/Equipment Financing Inc. and Nomura Asset Capital Corp. to provide $250 million of debtor-in-possession financing.

      The Company announced that it intends to ask the Bankruptcy Court to set a hearing on confirmation of the reorganization plan as expeditiously as possible, which the Company anticipates to be in one to two months.

      Notwithstanding the foregoing, there can be no assurance that the terms of the reorganization plan will not change; that the Bankruptcy Court will confirm the reorganization plan within the anticipated time frame or at all; or that the reorganization plan will be consummated (even if it is confirmed). In addition, no assurance can be given that the financing obtained, if at all, by the Company and CSC as debtors-in-possession will be in amounts necessary to fund the Company's loan production. Furthermore, even if the Company is successful in implementing the reorganization plan, no assurance can be given as to the effect of any such success on the Company's results of operations or financial condition or that the value of the Company's securities will not suffer further material impairment beyond that contemplated by the reorganization plan. The extent of any such impairment will depend on many factors including the factors set forth in the paragraph discussing forward-looking statements below.

      This press release contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, the ability to access loan warehouse or purchase facilities in amounts, if at all, necessary to fund the
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Company's loan production, the successful execution of loan sales in the whole loan sales market, the ability of the Company to successfully restructure its balance sheet, the initiative to streamline the Company's operations, the ability of the Company to retain an adequate number and mix of its employees, legal proceedings and other matters, adverse economic conditions, competition and other risks detailed from time to time in the Company's Securities and Exchange Commission reports. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.




            CONTACTS:

Steven M. Miller, President and Chief               Michele Katz
  Executive Officer                                 Morgen-Walke Associates
Cityscape Financial Corp.                           (212) 850-5600
(914) 592-6677


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